Telenav Reports Third Quarter Fiscal 2013 Financial Results
-Strategic growth and international revenue more than doubled year over year and was 58 percent of total revenue and included automotive revenue of 46 percent

Sunnyvale, Calif. - April 25, 2013 -Telenav®, Inc. (NASDAQ:TNAV), the leader in personalized navigation, today announced its financial results for the third quarter of fiscal 2013 ended March 31, 2013.
“We achieved solid financial results in the third quarter, driven primarily by strength in our automotive business, which accounted for 46 percent of total revenue in the period,” said HP Jin, chairman, president and CEO of Telenav.  “In addition, this month we completed the sale of our Enterprise business, which enables us to focus more resources on the targeted revenue growth opportunities in our automotive, mobile advertising, and premium LBS.”
We have classified the results of operations of our Enterprise business as discontinued operations in our income statement for all periods presented.
Financial Highlights

•
Revenue from continuing operations for the third quarter of fiscal 2013 was $55.0 million, which excluded approximately $2.8 million in revenue from the discontinued operations of our Enterprise business. This compared with $47.2 million of revenue from continuing operations in the prior sequential quarter and $54.5 million in the third quarter of fiscal 2012.

•
Revenue from continuing operations stemming from strategic growth areas and international revenue was $32.1 million, which compared with $21.9 million in the prior sequential quarter and $14.9 million in the same quarter one year ago. Strategic growth and international revenue from continuing operations represented 58 percent of total revenue from continuing operations for the third quarter of fiscal 2013, up from 46 percent for the second quarter of fiscal 2013, and up 115 percent from the third quarter of fiscal 2012. Automotive revenue was $25.3 million, or 46 percent of total revenue from continuing operations, for the third quarter of fiscal 2013.

•
GAAP net income from continuing operations for the third quarter of fiscal 2013 was $3.8 million, or $0.09 per diluted share, which compared with GAAP net income from continuing operations of $0.4 million, or $0.01 per diluted share, in the second quarter of fiscal 2013 and GAAP net income from continuing operations of $7.1 million, or $0.16 per diluted share, for the third quarter of fiscal 2012.

•
Non-GAAP net income from continuing operations for the third quarter of fiscal 2013 was $6.9 million, or $0.17 per diluted share, which compared with $4.2 million, or $0.10 per diluted share, in the second quarter of fiscal 2013 and $8.7 million, or $0.20 per diluted share, in the third quarter of fiscal 2012. Non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per diluted share excludes stock-based compensation expense, net income from discontinued operations, legal settlement costs and amortization expense of capitalized software and developed technology, net of tax.

•
Adjusted EBITDA from continuing operations (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, and income from discontinued operations) for the third quarter of fiscal 2013 was $8.8 million, which compared with $6.5 million in the prior sequential quarter and $13.8 million in the same quarter a year ago.

•
Ending cash, cash equivalents and short-term investments were $187.5 million and Telenav had no debt as of March 31, 2013. This represented $4.73 per share, based on approximately 39.7 million shares of outstanding common stock as of March 31, 2013.

Recent Business Highlights

•	In April 2013, Telenav and Sprint agreed to extend the fixed fee arrangement related to the Sprint bundles for an additional $3.6 million for three months through September 30, 2013.

•	In the March quarter, Ford began shipping cars which include the Telenav navigation solution to China showroom floors and Telenav recognized more than $1 million in royalties from these shipments.

•
In April 2013, Telenav announced Scout for Cars: Built-in, which is a connected and embedded product that integrates in-dash navigation with mobile and cloud services for real-time, personalized information. Scout for Cars: Built-in combines technologies from Telenav's embedded and smartphone products to provide a consistent and personalized experience, whether a driver is using Scout on a phone or in a car.

•
In April 2013, Scout Advertising released data mined across its search and navigation infrastructure about location and driving behavior in 15 cities across the US to understand the distances consumers drive to get to various types of businesses. The entire data set is available on Telenav's website. The differences in consumer preferences and behavior and the company's ability to mine the massive amounts of data available from various sources present a unique capability to refine our advertising platforms and improve return on investment for local advertisers.

•
In February 2013, Telenav launched new features on Scout for iPhone that make it easy for users to plan with friends by sharing locations and turn by turn navigation. The app store ratings for Scout for iPhone averaged 4.5 stars throughout the third quarter of fiscal 2013.

•
In March 2013, Telenav announced that its board of directors authorized the company to repurchase up to $10 million, inclusive of broker fees, of its common stock under a share repurchase program, in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. Telenav completed its prior stock repurchase plan for $20 million in the second quarter of fiscal 2013.

•	In April 2013, Telenav completed the sale of its Enterprise business to FleetCor Technologies Operating Company, LLC, or FleetCor, for aggregate proceeds of approximately $10 million.

Business Outlook
For the fourth fiscal quarter ending June 30, 2013, Telenav offers the following guidance, which is predicated on management's judgments
In April 2013, Telenav and Sprint agreed to extend their bundle agreement through September 30, 2013. Because of the manner in which Telenav recognizes revenue for bundled services to Sprint, the extension of the agreement with Sprint by 90 days requires Telenav to recognize some revenue that otherwise would have been recognized in the fourth quarter of fiscal 2013 in the first quarter of fiscal 2014. As a result, Sprint bundle revenue for the fiscal fourth quarter 2013 and fiscal first quarter 2014 will be approximately $5.5 million for each quarter.
Telenav's guidance is provided for continuing operations unless otherwise stated.

•	Total revenue from continuing operations is expected to be $41 to $43 million;

•	Revenue from continuing operations from strategic growth areas and international is expected to be 55 to 60 percent of total revenue;

•	GAAP gross margin from continuing operations is expected to be 63 to 64 percent;

•
Non-GAAP gross margin from continuing operations is expected to be 65 to 66 percent, and excludes adjustments such as the amortization of capitalized software and developed technology of approximately $1 million;

•	GAAP operating expenses from continuing operations are expected to be $30 to $31 million;

•	Non-GAAP operating expenses from continuing operations are expected to be $27 to $28 million;

•	GAAP net loss from continuing operations is expected to be ($1) to ($2) million; excluding net income of approximately a $6 million gain on the sale of the Enterprise business;

•	GAAP diluted net income per share from continuing operations is expected to be ($0.02) to ($0.05);

•
Non-GAAP net income from continuing operations is expected to be $2 to $3 million, and excludes the tax effected impact of approximately $3 million of stock-based compensation expense, approximately $1.0 million of capitalized software and developed technology amortization expenses, and approximately a $9.5 million gain on the sale of the Enterprise business;

•	Non-GAAP diluted net income per share from continuing operations is expected to be $0.05 to $0.07;

•	Adjusted EBITDA from continuing operations (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, and gain on the sale of the Enterprise business)

is expected to be $1.5 to $2.5 million, and excludes the impact of approximately $3 million in stock-based compensation expenses, approximately $2.5 million of depreciation and amortization expenses, and approximately a $9.5 million gain on the sale of the Enterprise business; and

•	Weighted average diluted shares outstanding are expected to be approximately 41 million.

For the fiscal year ending June 30, 2013, Telenav offers the following guidance:

•
Total revenue from continuing operations is expected to be $186 to $188 million, reflecting the exclusion of $9.6 million in revenue earned in the nine months ended March 31, 2013 on the discontinued operations from the sale of the Enterprise business in April 2013;

•
Revenue from continuing operations from strategic growth areas and international is expected to be approximately 50 percent of total revenue from continuing operations for the fiscal year and reflects the exclusion of $9.6 million in revenue earned in the nine months ended March 31, 2013 on the discontinued operations from the sale of the Enterprise business in April 2013;

•	GAAP gross margin from continuing operations is expected to be approximately 65 percent;

•	GAAP net income from continuing operations is expected to be $4 million to $5 million, excluding net income from discontinued operations of approximately $7 million;

•	GAAP diluted net income from continuing operations per share is expected to be $0.11 to $0.13;

•
Non-GAAP net income from continuing operations is expected to be $17 to $18 million, and excludes the tax effected impact of approximately $9.5 million of stock-based compensation expense, approximately $4 million of capitalized software and developed technology amortization expenses, an approximately $1.3 million of legal settlement, and approximately $11 million of income from discontinued operations;

•	Non-GAAP diluted net income from continuing operations per share is expected to be $0.42 to $0.44;

•
Adjusted EBITDA from continuing operations (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, legal settlements, gain from the sale of the Enterprise business and income from discontinued operations) is expected to be $23 to $24 million, and excludes the impact of approximately $9.5 million in stock-based compensation expenses, approximately $9 million of depreciation and amortization expenses, and approximately $11 million of income from discontinued operations; and

•	Weighted average diluted shares outstanding are expected to be approximately 42 million.

Fiscal 2014
Telenav does not anticipate operating cost reductions in fiscal 2014 and therefore expects to incur losses in fiscal 2014.

The above information concerning guidance represents Telenav's outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.
Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-504-7963 (toll-free, domestic only) or 719-457-2697 (domestic and international toll) and enter passcode 7356060. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com/. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, please dial 888-203-1112 (toll-free domestic only) or 719-457-0820 (international or domestic toll) and enter passcode 7356060.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, and adjusted EBITDA from continuing operations included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain non-cash or other charges and therefore are helpful in understanding Telenav's underlying operating results. These non-GAAP measures are some of the primary measures Telenav's management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures: Non-GAAP net income from continuing operations measures GAAP net income from continuing operations excluding the impact of stock-based compensation expense, capitalized software and developed technology amortization expenses, and other items such as legal settlements, net of taxes. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, and adjusted EBITDA from continuing operations. Capitalized software amortization expense represents internal software costs that are previously capitalized and charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Legal settlements excluded represent settlements from patent litigation cases in which we are defendants and royalty disputes.  Our non-GAAP tax rate from continuing operations differs from the GAAP tax rate from continuing operations due to the elimination of any tax effect of the GAAP stock-based compensation expenses, capitalized software and developed technology amortization expenses, legal settlements, and other items that are being eliminated to arrive at the non-GAAP net income from continuing operations.

Adjusted EBITDA from continuing operations measures our GAAP net income excluding the impact of stock-based compensation expense, net income from discontinued operations, depreciation, amortization, and other items such as legal settlements. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results.

To reconcile the historical GAAP net income from continuing operations to non-GAAP net income from continuing operations and non-GAAP net income per share from continuing operations, add back the indicated amounts of stock-based compensation expense, capitalized software and developed technology amortization expenses, legal settlements, and other applicable items, net of tax. To reconcile the historical GAAP net income to adjusted EBITDA from continuing operations, add back the indicated amounts of stock-based compensation expense, depreciation and amortization expenses, interest income, other income (expense), provision for income taxes, net income from discontinued operations, and other applicable items.

Forward - Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management.  Forward-looking statements include information concerning Telenav's anticipated or assumed future financial results and shares outstanding, the success of its efforts with its auto manufacturer customers and launch of vehicles containing the results of those collaborations, the continued adoption and success of Scout for iPhone, and the adoption and success of Scout for Cars and the success of its efforts to develop an advertising business. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in Telenav's quarterly and annual operating results; Telenav's dependence on Ford, Sprint and AT&T for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom Telenav provides services, as have occurred in the past and the anticipated cessation of bundled services revenue from Sprint as of October 1, 2013; automotive manufacturers and automotive equipment suppliers (“OEMs”) and consumer acceptance of Scout by Telenav, Scout for Cars and other Scout applications; Telenav's success in achieving additional design wins from OEMs and automotive manufacturers and the delivery dates of automobiles with Telenav's products incorporated; Telenav's inexperience in the mobile advertising market; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's short history  in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of Telenav's products offered by Ford and the products offered by other automotive OEMs; the timing of new product releases and vehicle production by our automotive customers; Telenav's ability to increase revenue from premium services and international markets; successful conversion of freemium users to paid subscribers; Telenav's ability to successfully integrate and manage the operations and technologies and products of its acquisitions, including ThinkNear; Telenav's ability to estimate and sustain or increase its revenue and profitability; Telenav's ability to attract and retain qualified personnel; impact of foreign currency exchange rates; Telenav's ability to attract, migrate and retain new wireless carriers and auto manufacturers and automotive OEMs; Telenav's ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon Telenav's financial results; the introduction of new products by competitors or the entry of new competitors into the markets for Telenav's services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.

Telenav's mission is to help make people's lives less stressful, more productive, and more fun when they are on the go. Our personalized navigation services help people make faster and smarter daily decisions about where to go, when to leave, how to get there, and what to do when they arrive.
We aim to be everywhere people need us. Our partners are wireless carriers, automobile manufacturers, app developers, advertisers and advertising agencies. Our carrier and automotive partners include AT&T, Bell Mobility, Boost Mobile, Ford, NII Holdings, QNX Software Systems, Rogers, Sony, Sprint Nextel, Telcel, T-Mobile U.S., U.S. Cellular, and Vivo Brazil. You can also find us in mobile app stores and on the web at www.telenav.com and www.scout.me.

Follow Telenav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.
The Telenav, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11384
Copyright 2013 Telenav, Inc. All Rights Reserved.
“Telenav” and “Scout,” are registered and unregistered trademarks and/or service marks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
Media Contact:
Mark Burfeind
Telenav, Inc.
206.240.3970
markb@telenav.com

Investor Relations:
Cynthia Hiponia and Alice Kousoum
The Blueshirt Group for Telenav, Inc.
408.990.1265
IR@telenav.com
TNAV-F

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2013	June 30, 2012*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	20,553	6,920
Short-term investments	166,969	192,548
Accounts receivable, net of allowances of $408 and $314 at March 31, 2013 and June 30, 2012, respectively	29,412	25,316
Deferred income taxes	1,280	1,403
Prepaid expenses and other current assets	12,349	14,319
Total current assets	230,563	240,506
Property and equipment, net	12,786	15,442
Deferred income taxes, non-current	2,436	2,872
Goodwill and intangibles	19,316	923
Other assets	5,654	5,036
Total assets	270,755	264,779
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	2,049	3,059
Accrued compensation	7,594	9,116
Accrued royalties	10,603	4,397
Other accrued expenses	13,115	8,385
Deferred revenue	14,306	9,222
Income taxes payable	532	1,350
Total current liabilities	48,199	35,529
Deferred rent, non-current	8,693	8,410
Other long-term liabilities	5,046	4,322
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 45,622 shares issued and 39,665 shares outstanding at March 31, 2013; 44,001 shares issued and 41,353 shares outstanding at June 30, 2012	39	42
Additional paid-in capital	117,150	118,855
Accumulated other comprehensive income	573	370
Retained earnings	91,055	97,251
Total stockholders’ equity	208,817	216,518
Total liabilities and stockholders’ equity	270,755	264,779

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2012

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Revenue:
Product	$24,824	$9,758	$48,214	$17,356
Services	30,163	44,767	96,524	136,725
Total revenue	54,987	54,525	144,738	154,081
Cost of revenue:
Product	12,882	6,445	26,253	9,954
Services	8,795	7,651	24,398	22,958
Total cost of revenue	21,677	14,096	50,651	32,912
Gross profit	33,310	40,429	94,087	121,169
Operating expenses:
Research and development	16,067	17,251	45,372	49,465
Sales and marketing	7,941	7,280	22,752	19,726
General and administrative	5,259	5,473	18,635	17,514
Total operating expenses	29,267	30,004	86,759	86,705
Operating income	4,043	10,425	7,328	34,464
Interest income	368	403	1,119	1,156
Other income (expense), net	(102)	64	183	311
Income from continuing operations before provision for income taxes	4,309	10,892	8,630	35,931
Provision for income taxes	488	3,790	2,170	10,349
Income from continuing operations, net of tax	$3,821	$7,102	$6,460	$25,582
Income from discontinued operations, net of tax	33	249	999	196
Net income	3,854	7,351	7,459	25,778

Income from continuing operations, net of tax, per share
Basic	$0.10	$0.17	$0.16	$0.62
Diluted	$0.09	$0.16	$0.15	$0.58

Net income from discontinued operations, net of tax, per share
Basic	$—	$0.01	$0.02	$—
Diluted	$—	$0.01	$0.02	$—

Net income per share
Basic	0.10	0.18	0.18	0.62
Diluted	0.09	0.17	0.18	0.58

Weighted average shares used in computing net income per share
Basic	39,874	41,454	40,672	41,412
Diluted	41,628	43,579	42,394	44,208

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended March 31,
	2013	2012
	(Unaudited)

Operating activities
Net income	$7,459	$25,778
Adjustments to reconcile net income to net
cash provided by operating activities:
Loss on disposal of property, plant & equipment	33	—
Write-off of long-term investments	85	—
Write-off due to impairment	340	—
Accretion of premium on short-term investments	3,269	3,416
Depreciation and amortization	6,427	6,025
Stock-based compensation expense	6,214	3,798
Excess tax benefit from stock-based compensation	5	(799)
Changes in operating assets and liabilities:
Accounts receivable	(3,761)	4,185
Deferred income taxes	(879)	2,016
Prepaid expenses and other current assets	1,982	(3,763)
Other assets	(924)	(331)
Accounts payable	(811)	(27)
Accrued compensation	(1,522)	562
Accrued royalties	6,206	3,607
Accrued expenses and other liabilities	5,091	1,843
Income taxes payable	(768)	2,780
Deferred rent	1,141	8,852
Deferred revenue	5,050	(21,899)
Net cash provided by operating activities	34,637	36,043

Investing activities
Purchases of property and equipment	(1,887)	(13,058)
Additions to capitalized software	(793)	(1,649)
Purchases of short-term investments	(86,569)	(112,820)
Purchases of long-term investments	(950)	(850)
Proceeds from sales and maturities of short-term investments	109,059	106,462
Acquisitions, net of cash acquired	(18,254)	(1,768)
Net cash provided by (used) in investing activities	606	(23,683)

Financing activities
Proceeds from exercise of stock options	2,633	1,843
Tax withholdings related to net share settlements of restricted stock units	(51)	—
Repurchase of common stock	(24,209)	(11,322)
Excess tax benefit from stock-based compensation	(5)	799
Net cash used in financing activities	(21,632)	(8,680)

Effect of exchange rate changes on cash and cash equivalents	22	(98)
Net increase in cash and cash equivalents	13,633	3,582
Cash and cash equivalents, at beginning of period	6,920	24,053
Cash and cash equivalents, at end of period	$20,553	$27,635

Supplemental disclosure of cash flow information
Income taxes paid, net	$501	$6,870

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Income from Continuing Operation, Net of Tax

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,
	2013	2012	2012	2012	2012	2011	2011

Revenue:
Product	$24,824	$14,542	$8,848	$6,830	$9,758	$3,655	$3,943
Services	30,163	32,687	33,674	44,611	44,767	46,277	45,681
Total revenue	54,987	47,229	42,522	51,441	54,525	49,932	49,624

Cost of revenue:
Product	12,882	9,103	4,268	3,661	6,445	1,701	1,808
Services	8,795	8,178	7,425	7,875	7,651	7,456	7,851
Total cost of revenue	21,677	17,281	11,693	11,536	14,096	9,157	9,659

Gross profit	33,310	29,948	30,829	39,905	40,429	40,775	39,965

Operating expenses:
Research and development	16,067	14,298	15,007	16,299	17,251	16,551	15,663
Sales and marketing	7,941	7,577	7,234	5,619	7,280	6,756	5,690
General and administrative	5,259	7,379	5,997	8,570	5,473	5,791	6,250
Total operating expenses	29,267	29,254	28,238	30,488	30,004	29,098	27,603

Operating income	4,043	694	2,591	9,417	10,425	11,677	12,362

Interest income	368	370	381	417	403	371	382
Other income (expense), net	(102)	244	41	(400)	64	137	110
Income from continuing operations before provision for income taxes	4,309	1,308	3,013	9,434	10,892	12,185	12,854
Provision for income taxes	488	890	792	3,210	3,790	1,979	4,580
Income from continuing operations, net of tax	3,821	418	2,221	6,224	7,102	10,206	8,274
Income from discontinued operations, net of tax	33	486	480	406	249	37	(90)
Net income	$3,854	$904	$2,701	$6,630	$7,351	$10,243	$8,184

Telenav, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Income from Continuing Operation, Net of Tax

	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,	Three Months Ended September 30,
	2013	2012	2012	2012	2012	2011	2011
Income from continuing operations per share
Basic	0.10	0.01	0.05	0.15	0.17	0.25	0.20
Diluted	0.09	0.01	0.05	0.14	0.16	0.23	0.18

Income from discontinued operations, net of tax, per share
Basic	—	0.01	0.01	0.01	0.01	—	—
Diluted	—	0.01	0.01	0.01	0.01	—	—

Net income per share
Basic	0.10	0.02	0.07	0.16	0.18	0.25	0.20
Diluted	0.09	0.02	0.06	0.15	0.17	0.23	0.18

Weighted average shares used in computing net income per share
Basic	39,874	40,895	41,312	41,390	41,454	41,232	41,550
Diluted	41,628	42,768	42,975	43,259	43,579	43,921	45,006

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,		Three Months Ended December 31,
	2013	2012	2013	2012	2012

GAAP net income	$3,854	$7,351	$7,459	$25,778	$904
Net income from discontinued operations, net of tax	33	249	999	196	486
Net income from continuing operations, net of tax	3,821	7,102	6,460	25,582	418

Adjustments:
Legal settlement	—	—	1,300	—	1,300
Capitalized software and developed technology amortization expenses	1,024	509	2,700	1,427	1,091
Stock-based compensation:
Cost of revenue	41	21	117	68	39
Research and development	1,017	623	2,545	1,863	889
Sales and marketing	684	312	1,676	846	633
General and administrative	875	351	1,876	1,021	616
Total stock-based compensation	2,617	1,307	6,214	3,798	2,177
Tax effect of adding back adjustments	(555)	(188)	(1,601)	(499)	(802)
Non-GAAP net income from continuing operations, net of tax	$6,907	$8,730	$15,073	$30,308	$4,184

Non-GAAP net income from continuing operations. net of tax, per share
Basic	$0.17	$0.21	$0.37	$0.73	$0.10
Diluted	$0.17	$0.20	$0.36	$0.69	$0.10
Weighted average shares used in computing non-GAAP net income per share
Basic	39,874	41,454	40,672	41,412	40,895
Diluted	41,628	43,579	42,394	44,208	42,768

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,		Three Months Ended December 31,
	2013	2012	2013	2012	2012

GAAP net income	$3,854	$7,351	$7,459	$25,778	$904
Net income from discontinued operations, net of tax	33	249	999	196	486
Net income from continuing operations, net of tax	3,821	7,102	6,460	25,582	418

Adjustments:
Legal settlement	—	—	1,300	—	1,300
Stock-based compensation	2,617	1,307	6,214	3,798	2,177
Depreciation and amortization	2,172	2,098	6,427	6,025	2,363
Interest income	(368)	(403)	(1,119)	(1,156)	(370)
Other income (expense), net	102	(64)	(183)	(311)	(244)
Provision for income taxes	488	3,790	2,169	10,349	890
Adjusted EBITDA from continuing operations	$8,832	$13,830	$21,268	$44,287	$6,534